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                                  FORM OF PROXY

                    [LOGO OF CONCENTRIC NETWORK CORPORATION]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
_____ ____, 2000

The undersigned hereby appoints Henry R. Nothhaft and Michael F. Anthofer, and each of them, attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Concentric Network Corporation that the undersigned would be entitled to cast if personally present at the special meeting of stockholders of Concentric to be held on ________ ____, 2000 and at any postponement or adjournment thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE MERGER PROPOSAL. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE MERGER PROPOSAL AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

Your vote is important. Failure to sign and return this proxy, or attend the special meeting and vote by ballot, will have the same effect as a vote against the merger proposal.

SEE REVERSE SIDE



                                                                                                Please mark your votes
                                                                                                as indicated in this example: [ X ]
To adopt the Agreement and Plan of Merger and Share Exchange Agreement, dated as                For        Against     Abstain
of January 9, 2000, by and among Concentric Network Corporation, NEXTLINK                       [_]         [_]          [_]
Communications, Inc., Eagle River Investments, L.L.C. and NM Acquisition Corp.,
and approve the acquisition of Concentric Network Corporation by NEXTLINK
Communications, Inc. by means of a merger of Concentric Network Corporation and
NEXTLINK Communications, Inc., with and into NM Acquisition Corp. The Agreement and Plan of Merger and Share Exchange Agreement is attached to the accompanying
Prospectus/Proxy Statement as Annex A.


--------------------------------                                                              Dated:______________________, 2000
Signature(s)


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Note: Please date, sign exactly as your name appears on the form and mail the proxy promptly. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are jointly held, both owners must sign.


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[YOUR VOTE IS IMPORTANT!

            Concentric Network Corporation encourages you to take advantage of new and convenient ways to vote your shares on matters to be covered at the special meeting of stockholders to be held April ___, 2000. Please take the opportunity to use one of the three voting methods outlined below to cast your ballot. Your telephone or Internet vote authorizes the individuals named above to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

We've made it easier than ever:

            VOTE BY PHONE - 1-800- ____ - ______
            Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your 9-digit Control Number, which is located below.

            Item 1: To vote FOR, press 1; Against, press 9, ABSTAIN, press 0.

            VOTE BY INTERNET - www _______________
            Use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you access the web site. You will be prompted to enter your 9-digit Control Number, which is located below, to obtain your records and create an electronic ballot.

            VOTE BY MAIL
            Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Concentric Network Corporation, c/o _____________.

            If you vote by phone or vote using the Internet, please do not mail your proxy.

            Control Number:___________________

THANK YOU FOR VOTING.]